UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2016
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On December 10, 2015, United Technologies Corporation (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K) disclosing that its Board of Directors (the “Board”) elected Brian C. Rogers and Frederic G. Reynolds as directors of the Company, effective as of January 1, 2016. The disclosure in the Initial 8-K is incorporated herein by reference in its entirety. Committee assignments for Mr. Rogers and Mr. Reynolds had not been determined as of the filing of the Initial Form 8-K.

On February 8, 2016, the Board appointed Mr. Rogers to the Committee on Compensation and Executive Development and the Finance Committee and Mr. Reynolds to the Audit Committee and the Committee on Nominations and Governance. As previously disclosed, the Board has determined that both Mr. Rogers and Mr. Reynolds are independent under the New York Stock Exchange listing standards and the Company's independence guidelines, as set forth in its Governance Guidelines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

	By:	/S/ PETER GRABER-LIPPERMAN
Date: February 8, 2016		Peter Graber-Lipperman
Corporate Vice President, Secretary & Associate General Counsel